                                                        REGISTRATION NO.
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                        WASHINGTON NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                           36-2663225
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
 incorporation or organization)

                300 Tower Parkway, Lincolnshire, Illinois 60069
                                 (708) 793-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                               Thomas Pontarelli
                            Executive Vice President
                        Washington National Corporation
                               300 Tower Parkway
                          Lincolnshire, Illinois 60069
                                 (708) 793-3000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE OF THIS REGISTRATION
                      STATEMENT, AS PERMITTED BY THE PLAN.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM
                                  AMOUNT       PROPOSED MAXIMUM     AGGREGATE
   TITLE OF SHARES TO BE          TO BE         OFFERING PRICE       OFFERING         AMOUNT OF
         REGISTERED             REGISTERED       PER UNIT (1)       PRICE (1)      REGISTRATION FEE
Common Stock, $5 par
 value.....................    50,000 shs.          $23.75          $1,187,500         $409.48
Common Stock Purchase
 Rights....................    50,000 shs.           (2)               (2)               (2)

(1) Calculated pursuant to Rule 457 (c) on the basis of the price of the Common Stock as traded on the New York Stock Exchange on September 13, 1995.

(2) Each unit consists of one share and one related right. The rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares.

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
PROSPECTUS

 [LOGO]
                        WASHINGTON NATIONAL CORPORATION
                        AUTOMATIC DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                             ---------------------

    Washington National Corporation (the "Corporation") hereby offers to the holders of its Common Stock ("Common Stock") and its $2.50 Convertible Preferred Stock ("Preferred Stock") an opportunity to purchase newly issued shares of its Common Stock by having some or all of their cash dividends on all of their shares of Common Stock and Preferred Stock, up to a total of 10,000 shares, automatically reinvested in Common Stock. In addition, holders of Common Stock and Preferred Stock will be able to invest additional amounts of cash in Common Stock provided that such amounts are not less than $25 per payment or more than $5,000 per quarter. These optional cash payments may be made whether or not the holder is participating in the automatic reinvestment of dividends. Cash dividends on shares (including any fractional share interest) credited to a participant's account under the Plan are automatically reinvested in additional newly issued shares of Common Stock.

    No brokerage commissions or service charges will be charged participants for purchases made under the Plan.

    The price to be paid for each share of Common Stock of the Corporation purchased with cash dividends under the Plan will be 95% of the average of the high and low sales prices per share of Common Stock reported in THE WALL STREET JOURNAL as the New York Stock Exchange -- Composite Transactions for the dividend payment date. The price to be paid for each share of Common Stock purchased with optional cash payments will be 100% of the average determined in accordance with the last preceding sentence for the date of purchase. Any optional cash payment received at least five business days prior to any normal dividend payment date for the Common Stock will be invested as of such date; any cash payment received thereafter will not be invested until the next subsequent normal dividend payment date for the Common Stock.

    The Corporation reserves the right to suspend, modify or terminate the Plan at any time. Further information concerning the Plan is set forth herein under the caption "Automatic Dividend Reinvestment and Stock Purchase Plan."

    It is suggested that this Prospectus be retained for future reference.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE  COMMISSION NOR  HAS THE COMMISSION  PASSED UPON THE
             ACCURACY OR ADEQUACY  OF THIS PROSPECTUS.  ANY
                     REPRESENTATION TO THE CONTRARY IS A
                                  CRIMINAL OFFENSE.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 19, 1995.

                                THE CORPORATION

    Washington National Corporation is herein referred to as the "Corporation." The executive offices of the Corporation are located at 300 Tower Parkway, Lincolnshire, Illinois 60069, and its telephone number is (708) 793-3000.

                                USE OF PROCEEDS

    The proceeds from the sale of the shares of Common Stock being offered hereby will be added to the general funds of the Corporation and used for its general corporate purposes. The Corporation has no basis for estimating either the number of shares of its Common Stock that may be purchased under the Plan or the prices which it will receive for such shares.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Corporation with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-7369).

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

    All documents subsequently filed by the Corporation pursuant to Sections 13 or 15 of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE CORPORATE SECRETARY, WASHINGTON NATIONAL CORPORATION, 300 TOWER PARKWAY, LINCOLNSHIRE, ILLINOIS 60069.

                             AVAILABLE INFORMATION

    Reports, proxy statements and other information filed by the Corporation with the Securities and Exchange Commission may be inspected and copied at the offices of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois; Seven World Trade Center, 13th Floor, New York, New York; and copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Corporation may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which exchange the Corporation's Common Stock and $2.50 Convertible Preferred Stock are listed.

    The Corporation has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information regarding the Corporation and the Common Stock offered hereby, reference is hereby made to such Registration Statement and such exhibits, which can be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which can be obtained from the Commission at prescribed rates.

                      AUTOMATIC DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

    The Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan") of the Corporation consists of the following questions and answers:

PURPOSE

    1. WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to provide the holders of shares of the Corporation's Common Stock and the Corporation's $2.50 Convertible Preferred Stock with a convenient and economical method of investing cash dividends and optional cash payments in newly issued shares of Common Stock without payment of any brokerage commission or service charge.

INVESTMENT OPTIONS

    2. WHAT INVESTMENT OPTIONS ARE AVAILABLE TO PARTICIPANTS IN THE PLAN?

    a. May have cash dividends on all of their shares of Common Stock and Preferred Stock, up to a total of 10,000 shares, automatically reinvested; or

    b. May have cash dividends on some of their shares of Common Stock and/or Preferred Stock, up to a total of 10,000 shares, automatically reinvested while continuing to receive cash dividends on other shares; and

    c. May make optional cash purchases of shares of Common Stock of not less than $25 per payment, up to a total of $5,000 per quarter, whether or not any dividends are being automatically reinvested.

ADVANTAGES

    3. WHAT ARE THE ADVANTAGES OF THE PLAN?

    a. The purchase price of shares of Common Stock purchased with reinvested dividends will be 95% of the average market price of Common Stock, as more fully described in the answer to Question 12. (The purchase price of shares of Common Stock purchased with optional cash payments will be 100% of the average market price.)

    b. No commission or service charge will be paid by participants for purchases under the Plan.

    c. Participants' funds will be fully invested because the Plan permits fractional interests in shares of Common Stock to be credited to their accounts. Dividends on fractional interests, as well as on full shares, of Common Stock credited to their accounts will be reinvested in additional shares of Common Stock which will be credited to participants' accounts.

    d. Participants will avoid the need for safekeeping of stock certificates for shares of Common Stock credited to their accounts.

    e. Quarterly statements will be mailed to participants reflecting all activity during the quarter, including purchases and latest balances, which will simplify recordkeeping.

ADMINISTRATION

    4. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

    First Chicago Trust Company of New York (the "Bank") will administer the Plan for participants, keep records, send statements of account to participants and perform other duties related to the Plan. The Bank will purchase shares of Common Stock from the Corporation as agent for the participants, and such shares will be registered in the name of the Bank (or its nominee), as agent for participants. The Corporation has authority to change the administrator.

    All correspondence concerning the Plan should be addressed to:

                    First Chicago Trust Company of New York
P.O. Box 2598
Jersey City, New Jersey 07303-2598

PARTICIPATION

    5. WHO IS ELIGIBLE TO PARTICIPATE?

    All holders of record of shares of Common Stock or Preferred Stock are eligible to participate in the Plan and have cash dividends on all or some of such shares, up to a total of 10,000 shares, automatically reinvested. In addition, such holders will have the option to make cash purchases of shares of Common Stock of not less than $25 per payment, up to a total of $5,000 per quarter. If shares of Common Stock or Preferred Stock are registered in a name other than the name of the beneficial owner (for instance, in the name of a broker or bank nominee), then such shares must be transferred into the name of the beneficial owner or appropriate arrangements must be made with the nominee in order for the beneficial owner to participate in the Plan.

    However, a holder of shares of Common Stock or Preferred Stock residing in a jurisdiction outside the United States in which it is unlawful for the Corporation to allow the holder to participate is not eligible to participate in the Plan.

    6. HOW DOES AN ELIGIBLE STOCKHOLDER PARTICIPATE?

    A holder of record of shares of Common Stock or Preferred Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to the Bank. A postage paid return envelope was provided for this purpose to all holders of record at the time the Plan was adopted, and additional Authorization Cards may be obtained at any time by a written request to the Bank. Where such shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign.

    7. WHAT DOES THE AUTHORIZATION CARD PROVIDE?

    By marking the appropriate spaces on the Authorization Card, a participant elects to purchase shares of Common Stock through one of the following investment options:

        A. "FULL DIVIDEND REINVESTMENT" directs the Bank to invest, in accordance with the Plan, all cash dividends on all shares of Common Stock and Preferred Stock then or subsequently registered in the participant's name, up to a total of 10,000 shares, and also permits the participant to make optional cash payments for the purchase of shares of Common Stock in accordance with the Plan.

        B. "PARTIAL DIVIDEND REINVESTMENT" directs the Bank to invest, in accordance with the Plan, the cash dividends on only that portion of the shares of Common Stock and/or Preferred Stock registered in the participant's name which the participant designates in the appropriate space on the Authorization Card, up to a total of 10,000 shares, and also permits the participant to make optional cash payments for the purchase of shares of Common Stock in accordance with the Plan.

        C. "OPTIONAL CASH PURCHASES ONLY" permits the participant to make optional cash payments for the purchase of shares of Common Stock in accordance with the Plan, without reinvesting dividends on shares of Common Stock or Preferred Stock held by the participant.

    A participant may select either of the dividend reinvestment options ("A" or "B") or the optional cash purchase price ("C"). In all cases, however, cash dividends on all of the shares of Common Stock (including fractional interests in shares) HELD BY THE BANK for the participant's account under the Plan, up to a total of 10,000 shares, as described above, will be reinvested in accordance with the Plan, including dividends on shares of Common Stock purchased with optional cash payments.

    The Authorization Card also appoints the Bank to be agent for the participant in connection with the Plan, directs the Corporation to make payment of all or a portion of the participant's cash dividends, as specified by the participant, to the Bank for application by the Bank to the purchase of shares of Common Stock in accordance with the terms of the Plan, directs the Bank to apply any optional cash payments the participant might make to the purchase of shares of Common Stock in accordance with the terms of the Plan, and directs the Bank to reinvest all cash dividends on shares of Common Stock held for the participant's account under the Plan in accordance with the Plan.

    8. HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

    A participant may change investment options under the Plan at any time by completing a new Authorization Card (obtainable upon request from the Bank) and returning it to the Bank.

    9. WHEN DOES REINVESTMENT OF CASH DIVIDENDS BEGIN?

    If the Authorization Card is properly completed and received by the Bank on or before the record date for determining the holders of record entitled to a cash dividend, the reinvestment of cash dividends will commence with that dividend payment. If the Authorization Card is received after such record date, the reinvestment of cash dividends will not start until payment of the second succeeding dividend. Cash dividends on the Common Stock and Preferred Stock are normally paid quarterly on the first business day of the months of January, April, July and October (which dates unless and until changed by the Corporation are referred to herein as "normal dividend payment dates"), and the record dates for such dividend payments are usually two to three weeks before the normal dividend payment dates.

    See also the answer to Question 11.

    10. WHEN CAN INVESTMENT OF OPTIONAL CASH PAYMENTS BEGIN?

    Optional cash payments may be made when returning the Authorization Card to the Bank or at any time thereafter. All optional cash payments received by the Bank at least five business days before any normal dividend payment date for the Common Stock will be applied by the Bank to the purchase of shares on such dividend payment date.

    See also the answers to Questions 11, 15, 16 and 17.

PURCHASES

    11. WHEN WILL PURCHASES BE MADE UNDER THE PLAN?

    Cash dividends to be reinvested will be applied to the purchase of shares of Common Stock on each dividend payment date. (See also the answer to Question 9.)

    Purchases of shares of Common Stock with optional cash payments will be made on the next normal dividend payment date for the Common Stock with optional cash payments received by the Bank at least five business days prior to such date. (See also the answers to Questions 10, 14, 16 and 17.)

    12. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE
PLAN?

    The purchase price per share for shares of Common Stock purchased under the Plan with the reinvestment of cash dividends on any dividend payment date will be 95% of the average of the high and low sales prices per share of Common Stock reported in THE WALL STREET JOURNAL as the New York Stock Exchange -- Composite Transactions for the dividend payment date.

    The purchase price per share for shares of Common Stock purchased under the Plan with optional cash payments will be 100% of the average of the high and low sales prices per share of Common Stock reported in THE WALL STREET JOURNAL as New York Stock Exchange -- Composite Transactions for the date of purchase.

    If there is no trading in the shares of Common Stock reported as New York Stock Exchange -- Composite Transactions for all or a substantial portion of any such purchase date, the purchase price per share of Common Stock shall be determined by the Corporation on the basis of such market quotations as it shall deem appropriate. In no event, however, will shares of Common Stock be sold by the Corporation under the Plan at less than the $5.00 per share par value of such shares.

    13. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?

    The number of shares of Common Stock to be purchased for a participant on any date of purchase depends on the amount of the participant's dividends to be reinvested or optional cash payments (or both) and the purchase price per share of Common Stock. The participant's account will be credited with that number of shares, including fractional interests in shares computed to four decimal places, which equals the total amount to be invested for the participant on the date of purchase divided by the purchase price per share on that date.

OPTIONAL CASH PAYMENTS

    14. HOW DOES THE OPTIONAL CASH PURCHASE OPTION WORK?

    Optional cash payments received by the Bank from a participant at least five business days prior to any normal dividend payment date for the Common Stock will be applied to the purchase of shares of Common Stock as of such normal dividend payment date, and optional cash payments received by the Bank from a participant less than five business days prior to such normal dividend payment date will be applied to the purchase of shares as of the next subsequent normal dividend payment date for the Common Stock. Such purchases will be made at 100% of the average market price as explained in the answer to Question 12. Cash dividends payable on shares of Common Stock purchased for a participant's account under the Plan with optional cash payments, as well as those purchased with reinvested dividends, will be automatically reinvested in additional shares of Common Stock at 95% of the average market price, as explained in the answer to Question 12.

    15. HOW ARE OPTIONAL CASH PAYMENTS MADE?

    A participant may make optional cash payments at any time. Each optional cash payment must be at least $25 and such payments cannot, in any one calendar quarter, exceed a total of $5,000. Any amount received of less than $25, or any excess over $5,000 per calendar quarter, will be returned to the participant.

    A participant may make an optional cash payment when enrolling in the Plan by enclosing a check or money order, payable to the order of First Chicago Trust Company of New York, with the participant's Authorization Card. Thereafter, optional cash payments may be made through the use of cash payment forms which will be sent to participants periodically by the Bank. The same amount of money need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

    16. HOW DO EMPLOYEES OF THE CORPORATION MAKE OPTIONAL PAYMENTS THROUGH PAYROLL DEDUCTIONS?

    Participants who are regular employees of the Corporation or its affiliates may make optional cash payments by means of payroll deductions. This may be done by completing a Payroll Deduction Authorization Form which directs the Corporation to withhold amounts from regular paychecks. The amount authorized to be withheld by the Corporation must be such that, when multiplied by the normal number of pay periods in a quarter for the participating employee, the resulting amount will not be less than the minimum $25 optional cash payment nor, together with all other optional cash payments made by such employee, exceed the $5,000 per calendar quarter maximum for optional cash payments. The Payroll Deduction Authorization Form may also be used to change the amount of an employee-participant's payroll deduction. No interest will be paid on amounts withheld from employees' paychecks.

    17. WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

    Optional cash payments will be invested on each normal dividend payment date for the Common Stock. (See the answer to Question 14). Any change in the normal dividend payment date for the Common Stock will cause a corresponding change in the date of investment of optional cash payments. No investment of optional cash payments will be made on a special dividend payment date for the Common Stock, if any, or on any date other than a normal dividend payment date for the Common Stock. Under no circumstances will interest be paid on optional cash payments. Participants are therefore urged to transmit optional cash payments so as to be received by the Bank as close as possible to the normal dividend payment date for the Common Stock, but no later than five business days prior to such date, so as to be invested on such normal dividend payment date.

    18. UNDER WHAT CIRCUMSTANCES WILL OPTIONAL CASH PAYMENTS BE RETURNED UPON REQUEST BY THE PARTICIPANT?

    Optional  cash  payments  will be  returned  to a  participant  upon written request received by the Bank (or the Corporation in the case of employee-participants making optional cash payments through payroll deductions) at any time prior to five business days before the application of such optional cash payments to the purchase of shares of Common Stock (which occurs on the normal dividend payment date for the Common Stock).

COSTS

    19. ARE THERE ANY OUT-OF-POCKET COSTS TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

    No. All costs of administration of the Plan are to be paid by the Corporation. There are no brokerage fees or commissions on shares of Common Stock purchased under the Plan because such shares are purchased from the Corporation. However, as explained in the answer to Question 27, if a participant, upon withdrawal from the Plan, directs the Bank to sell the shares of Common Stock in the participant's account, the participant must pay any brokerage fees, commissions or transfer taxes resulting from such sale.

TAXES

    20. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE
PLAN?

    Based upon Internal Revenue Service rulings with respect to plans similar to the Plan, participants in the Plan will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the fair market value of the whole shares and fractional interests in shares of Common Stock purchased with reinvested dividends, rather than a dividend equal to the amount of the reinvested cash dividend. This means that, in addition to the amount of reinvested dividends being taxable, the amount of any discount from the fair market value of the shares is also taxable as a dividend. Fair market value, for such purpose, will be the average of the high and low sales prices per share, reported as New York Stock Exchange -- Composite Transactions, on the dividend payment date, multiplied by the number of shares purchased on that date. The same fair market value will be the tax basis of shares purchased with reinvested dividends for purposes of determining gain or loss upon the disposition of the shares on any subsequent date. The tax basis of shares purchased with an optional cash payment will be the amount of such optional cash payment.

    The holding period for shares of Common Stock acquired under the Plan, whether by reinvestment of dividends or by optional cash payments, will begin on the day following the purchase of the shares.

    A participant may realize a gain or loss when shares are sold or exchanged, whether such sale or exchange is pursuant to a request to withdraw from the Plan or after withdrawal from the Plan. A participant may also realize a gain or loss if, upon withdrawal from the Plan, the participant receives a cash payment for a fractional interest in a share credited to the participant's account. The amount of such gain or loss will be the difference between the amount received by the participant for the shares or fractional interest in a share and the tax basis thereof.

    In the case of foreign stockholders who elect to have dividends reinvested and whose dividends are subject to United States income tax withholding, the Bank will invest in shares of Common Stock an amount equal to the dividends of such foreign participants less the amount of any tax required to be withheld. Optional cash payments received from foreign stockholders must be in United States dollars and will be invested in the same way as optional cash payments from other participants.

    As indicated in the answer to Question 21, each participant in the Plan will receive statements of account on a quarterly basis. The statements received at year end will indicate the fair market value of any shares purchased with reinvested dividends and the amount of any optional cash payments invested in additional shares. Consequently, those statements should be retained for tax purposes.

    The above tax information is provided only as a guide to participants in the Plan. Participants are urged to consult their own tax advisers as to the state and local tax consequences, as well as the federal income tax consequences, of participation in the Plan and subsequent disposition of shares purchased pursuant to the Plan. The income tax consequences to a participant not residing in the United States will vary from jurisdiction to jurisdiction.

REPORTS TO PARTICIPANTS

    21. WHAT KINDS OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

    Participants will receive a statement of their accounts on a calendar quarterly basis and upon withdrawal or termination of the Plan. These statements are a participant's continuing record of current activity and cost of purchases. In addition, each participant will receive copies of other communications sent to the holders of the Corporation's Common Stock generally, including the Corporation's Quarterly Reports, Annual Reports, Notices of Annual Meetings and Proxy Statement, and income tax information for reporting dividends paid.

DIVIDENDS

    22. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON SHARES, INCLUDING FRACTIONAL INTERESTS IN SHARES, HELD IN THEIR ACCOUNTS UNDER THE PLAN?

    Yes. The Corporation pays cash dividends, as declared, to the record holders of all of its shares of Common Stock. As a record holder for participants, the Bank (or its nominee) will receive dividends for all shares held under the Plan on the record date. The Bank will credit such dividends to participants on the basis of full and fractional interests in shares held in their accounts and will reinvest such dividends in additional shares under the Plan.

CERTIFICATES FOR SHARES

    23. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

    Shares purchased pursuant to the Plan will be credited to each participant's account, but certificates will not be issued to a participant unless the participant requests the Bank in writing to do so or unless the participant's account is terminated. This service eliminates the need for safekeeping by participants to protect against loss, theft or destruction of the stock certificates.

    At any  time a  participant may  request in  writing that  the Bank  send  a
certificate   for  all  or  any  part  of  the  whole  shares  credited  to  the participant's account. This request should be submitted to the Bank. Any remaining whole shares and fractional interest in a share will continue to be credited to the participant's account. A certificate for fractional interests will not be issued under any circumstances.

    Upon the issuance of a certificate for whole shares credited to a participant's account, dividends on the shares evidenced by such certificate will continue to be automatically reinvested under the Plan if the participant is reinvesting cash dividends on all of the shares registered in the participant's name. Dividends on the shares evidenced by such certificate will not be automatically reinvested, however, if the participant has elected to make optional cash payments only. If the participant is reinvesting cash dividends on part of the shares registered in the participant's name, upon the issuance of a certificate for whole shares credited to the participant's account, dividends on shares registered in the participant's name will continue to be reinvested up to the number of shares originally specified by the participant.

    24. IN WHOSE NAME WILL CERTIFICATES FOR SHARES BE REGISTERED WHEN ISSUED?

    The account for each participant will be maintained by the Bank in the participant's name as shown on the Corporation's stockholder records at the time the participant enters the Plan. When issued to a participant upon written request or withdrawal, certificates for full shares will be registered in such name.

WITHDRAWAL FROM THE PLAN

    25. WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

    A participant may withdraw from the Plan at any time. However, if the request for withdrawal is received after the record date for a dividend and before the dividend payment date, the cash dividends and any optional cash payments scheduled to be invested on the dividend payment date will be so invested and the request for withdrawal will be processed as promptly as possible following such dividend payment date.

    26. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

    In order to withdraw from the Plan, a participant must submit to the Bank a signed request for withdrawal. Withdrawal forms will be provided to participants as a part of their statements reporting the purchases of shares of Common Stock under the Plan. Employee-participants may discontinue payroll deductions at any time by written request to the Corporation.

    27. WHAT HAPPENS TO THE SHARES OF COMMON STOCK CREDITED TO A PARTICIPANT'S ACCOUNT WHEN THE PARTICIPANT WITHDRAWS FROM THE PLAN?

    Upon withdrawal the participant may elect to receive (a) stock certificates for full shares held in the participant's account, plus a check for the value of any fractional interest (determined on the basis of the closing price of the Common Stock reported in THE WALL STREET JOURNAL as New York Stock Exchange -- Composite Transactions for the trading day immediately preceding the day the request for withdrawal is received by the Bank) or (b) a check for the proceeds from the sale of all shares held in the participant's account, less any brokerage fees or commission and any applicable transfer tax resulting from such sale, plus the value of any fractional interest (determined on the same basis as in subparagraph (a) above). The sale will be made by the Bank for the participant's account on the open market as promptly as possible after processing the request for withdrawal.

    28. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES OF COMMON STOCK AND PREFERRED STOCK REGISTERED IN THE PARTICIPANT'S OWN NAME?

    If a participant disposes of all the shares of Common Stock and Preferred Stock registered in the participant's own name, the Bank will, unless otherwise instructed by the participant through a written request for withdrawal, continue to reinvest the dividends on the shares of Common Stock credited to the participant's account under the Plan as long as there is at least one whole share of Common Stock credited to the participant's account under the Plan. If there is not at least one whole share so credited, a check will be sent to the participant for the value of the fractional interest (determined on the basis of the closing price of the Common Stock reported in THE WALL STREET JOURNAL as New York Stock Exchange -- Composite Transactions for the trading day immediately preceding the day the termination is processed), and the participant's account will be closed.

    29. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SOME, BUT NOT ALL, OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

    If a participant is reinvesting the cash dividends on all of the shares registered in the participant's name and disposes of a portion of such shares, the Bank will continue to reinvest dividends on the remainder of the shares registered in the participant's name.

    If a participant is reinvesting the cash dividends on part of the shares registered in the participant's name and disposes of a portion of such shares, the Bank will continue to reinvest dividends on the remainder of the shares registered in the participant's name, up to the number of shares originally specified.

OTHER INFORMATION

    30. CAN PARTICIPANTS PLEDGE OR ASSIGN SHARES CREDITED TO THEIR ACCOUNTS?

    Shares in participants' accounts may not be pledged, assigned or otherwise encumbered unless withdrawn from the accounts.

    31. WHAT HAPPENS IF THE CORPORATION ISSUES A STOCK DIVIDEND, HAS A STOCK SPLIT OR HAS A RIGHTS OFFERING?

    Any dividend or split payable in stock or any shares otherwise distributed by the Corporation with respect to shares of Common Stock credited to a participant's account will be added to the participant's account.

    In a normal rights offering a participant will receive rights based upon the total number of whole shares owned; that is, the total number of shares registered in the name of the participant and the total number of whole shares credited to the account of the participant.

    32. HOW WILL A PARTICIPANT'S SHARES HELD FOR THE PARTICIPANT'S ACCOUNT UNDER THE PLAN BE VOTED AT STOCKHOLDERS MEETINGS?

    Each participant will be entitled to direct the Bank as to the manner in which voting rights of the shares of Common Stock, including any fractional interest, credited to the participant's account are to be exercised. A proxy card will be sent to each participant in connection with each meeting of stockholders, as in the case of stockholders not participating in the Plan.

    33. WHAT ARE THE RESPONSIBILITIES OF THE CORPORATION AND THE BANK UNDER THE PLAN?

    Neither the Corporation nor the Bank will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of such death, the prices at which shares are purchased or sold for a participant's account, the times when purchases or sales are made, or fluctuations in the market value of the Common Stock.

    Each participant should recognize that neither the Bank nor the Corporation can assure the participant of a profit or protect the participant against a loss on the shares of Common Stock purchased under the Plan.

    34. MAY THE PLAN BE CHANGED OR DISCONTINUED?

    While the Corporation hopes to continue the Plan indefinitely, the Corporation reserves the right to suspend or terminate the Plan at any time. The Corporation also reserves the right to make modifications to the Plan at any time. Any such suspension, termination or modification will be announced to both participating and nonparticipating stockholders. The Bank reserves the right to resign at any time.

    Upon a termination of the Plan, any uninvested optional cash payments will be returned, a certificate for whole shares credited to a participant's account will be issued, and a cash payment will be made for any fractional interest credited to the participant's account. The amount of such cash payment will be determined on the basis of the closing price of the Common Stock reported in THE WALL STREET JOURNAL as New York Stock Exchange -- Composite Transactions for the trading day immediately preceding the day set forth in the notice of termination.

    35. WHO INTERPRETS AND REGULATES THE PLAN?

    The Corporation reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Corporation consists of 60,000,000 shares of Common Stock, par value $5.00 per share and 10,000,000 shares of Preferred Stock, par value $5.00 per share. The $2.50 Preferred Stock is the only series of preferred stock currently issued and outstanding. Additional series of preferred stock may be issued by the board of directors on terms set by the board without further authorization from the stockholders.

                            COMMON STOCK PROVISIONS

DIVIDEND RIGHTS

    Subject to the preferential rights of the $2.50 Preferred Stock described below, the holders of Common Stock are entitled to such dividends as the board of directors in its discretion may declare out of funds legally available therefor. Funds for the payment of dividends and expenses of the Corporation are obtained primarily from dividends received from its subsidiary, Washington National Insurance Company ("WNIC").

    The Corporation and its predecessor, WNIC, have paid dividends on the Common Stock since January of 1924. Depending upon its earnings, financial conditions and other relevant factors, the Corporation will consider the payment of quarterly dividends in the future.

VOTING RIGHTS

    Each holder of Common Stock is entitled to one vote for each share held and, except as otherwise provided by law or set forth under voting rights pertaining to the $2.50 Preferred Stock, votes together with holders of the $2.50 Preferred Stock as a single class. The holders of Common Stock and the holders of $2.50 Preferred Stock have non-cumulative voting rights, which means that the holders of more than 50% of the voting stock voting in an election can elect all of the directors, if they choose to do so, and in that event, the holders of less than 50% of the shares voting in an election for directors will not be able to elect any of the directors.

LIQUIDATION RIGHTS

    Upon the liquidation, dissolution or winding up of the Corporation, the holders of Common Stock are entitled, subject to the prior rights of the holders of $2.50 Preferred Stock, to share ratably in all of the assets of the Corporation available for distribution to stockholders.

PRE-EMPTIVE RIGHTS

    No holders of shares of Common Stock as such have any pre-emptive right to subscribe for or purchase any additional issue of capital stock or securities convertible into capital stock of the Corporation.

                          COMMON STOCK PURCHASE RIGHTS

    On December 11, 1986, the board of directors of the Corporation declared a dividend distribution of one Common Stock purchase right (a "Right") for each outstanding share of Common Stock of the Corporation and also declared that, until the Distribution Date (defined below), the Corporation will issue one Right for each new share of Common Stock issued so that all such shares will have attached Rights. Each Right will entitle the holder thereof, until the earlier of January 5, 1997 or the redemption of the Rights, to buy one share of Common Stock at an exercise price of $100 per share, subject to adjustment. The Rights will be represented by and traded with the Common Stock certificates and will not be exercisable or transferable apart from the Common Stock until the earlier of (i) the tenth business day after a public announcement that a person or group has acquired beneficial ownership of 20% or more of the Common Stock (such person or group being called an "Acquiring Person" and such date of first public announcement being called the "Stock Acquisition Date") or (ii) the tenth business day after a person or group commences, or announces it intends to commence, a tender or exchange offer, the consummation of which would give such person or group 30% or more of the Common Stock (the earlier of such days being called the "Distribution Date"). Separate certificates for the Rights will be mailed to holders of Common Stock as of the Distribution Date and, thereafter, the separate Right certificates alone will evidence the Rights.

    In the event that, on or after the Stock Acquisition Date, the Corporation is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold, each Right will entitle its holder to purchase (assuming it is then exercisable), at the then current exercise price of the Right, that number of shares of common stock of the surviving company having, at the time of such transaction, a market value of two times the exercise price of the Right. In the event that the Corporation is the surviving corporation in a merger involving an Acquiring Person and the Common Stock is not changed or exchanged, or in the event that the Acquiring Person engages in certain types of self-dealing transactions, each Right (other than Rights beneficially owned by the Acquiring Person) will entitle its holder to purchase (assuming it is then exercisable), at the then current exercise price of the Right, that number of shares of Common Stock having, at the time of such transaction, a market value of two times the exercise price of the Right.

    At any time prior to the close of business on the tenth business day following the Stock Acquisition Date, the Corporation, at its option, may redeem the Rights at a price of $0.01 per Right (the "Redemption Price"); provided that, if the board of directors of the Corporation authorizes redemption of the Rights under certain circumstances, there must be at least one Continuing Director (as defined in the Rights Agreement) and such authorization shall require the approval of a majority of the Continuing Directors then holding office. Immediately upon the authorization of the redemption of the Rights by the board of directors of the Corporation, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December 23, 1986. A copy of the Rights Agreement is available to all Rightsholders free of charge from The First National Bank of Chicago, the Rights Agent. The foregoing description of the Rights is qualified by reference to the Rights Agreement specifying the terms of the Rights.

                        $2.50 PREFERRED STOCK PROVISIONS

    The following provisions of the $2.50 Preferred Stock may affect the rights of the Common Stock.

DIVIDEND RIGHTS

    The holders of the $2.50 Preferred Stock are entitled to receive, when and as declared, cumulative cash dividends at the annual rate of $2.50 per share, payable quarterly out of funds legally available for the payments of dividends. Unless the full amount of cumulative dividends on the $2.50 Preferred Stock has been paid, the Corporation may not pay any dividend (other than a dividend payable in Common Stock) or make any other distribution on any class of stock except preferred stock, or purchase or redeem any outstanding capital stock of any class.

VOTING RIGHTS

    Each holder of $2.50 Preferred Stock is entitled to one vote for each share held, and, except as otherwise provided by law, the $2.50 Preferred Stock and the Common Stock vote together as one class. If the Corporation shall at any time be in arrears in paying quarterly dividends on the $2.50 Preferred Stock in an amount aggregating $3.75 or more per share, the holders of the $2.50 Preferred Stock as a class would be entitled to elect two additional directors at the next meeting of stockholders to elect directors. Upon elimination of such arrearage in dividends, the right of the holders of the $2.50 Preferred Stock to elect such additional directors would cease. In addition, the Corporation may not create, authorize or issue any stock of a class ranking prior to the $2.50 Preferred Stock with respect to the payment of dividends, the distribution of assets, or liquidation rights without the affirmative vote or consent of the holders of two-thirds of the outstanding shares of $2.50 Preferred Stock, voting as a class. The holders of the $2.50 Preferred Stock have non-cumulative voting rights.

CONVERSION RIGHTS

    Each share of $2.50 Preferred Stock is convertible at any time at the option of the holder thereof into 1.875 fully paid and nonassessable shares of Common Stock of the Corporation. No payment or adjustment in respect of cash dividends on the $2.50 Preferred Stock or Common Stock will be made upon conversion. The conversion rate is subject to adjustment from time to time in the event of the payment of dividends upon the Common Stock in shares of Common Stock or in securities convertible into Common Stock, subdivision or combination of outstanding shares of Common Stock, reclassification or change of outstanding Common Stock, consolidation or merger, or sale or conveyance of all or substantially all of the property of the Corporation. No adjustment of the conversion rate will be made by reason of the issue of shares of Common Stock for cash, property or services. No fractional shares of Common Stock will be issued, but any fraction shall be adjusted in cash unless the board of directors of the Corporation shall determine to adjust them by the issuance of fractional scrip certificates or in some other manner.

LIQUIDATION RIGHTS

    Upon liquidation, dissolution or winding up, before any distribution shall be made to holders of shares of any stock (including the Common Stock) junior to the $2.50 Preferred Stock, holders of the $2.50 Preferred Stock shall be entitled to receive (i) $50 per share if such liquidation, dissolution or winding up is involuntary or (ii) $55 per share if such liquidation, dissolution or winding up is voluntary, plus, in each case, all accrued and unpaid dividends.

PRE-EMPTIVE RIGHTS

    No holders of shares of $2.50 Preferred Stock have any pre-emptive right to subscribe for or purchase any additional capital stock or securities convertible into capital stock of the Corporation.

REDEMPTION PROVISIONS

    The $2.50 Preferred Stock is callable for redemption by the Corporation at its option at any time. The redemption price is $55 per share plus all accrued and unpaid dividends thereon to the date of redemption. The Corporation has not called any of the $2.50 Preferred Stock as of June 30, 1995.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Corporation, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Certificate of Incorporation of the Corporation provides, subject to certain procedures and limitations stated therein, that the Corporation shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of the Corporation. The indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Corporation maintains an insurance policy under which its officers and directors are insured, within the limits and subject to the limitations of the policy, against any "loss" arising from any claim or claims made against them in their respective capacities of directors or officers. "Loss" is specifically defined to include compensatory damages, punitive damages, settlements and claim expenses and to exclude fines or penalties imposed by law, taxes, any obligation assumed by the Corporation as an insurer or reinsurer under any policy or contract, the return of premium or commissions, benefits under any employee benefit plan, contributions to an employee benefit plan and matters which are uninsurable under any applicable law. The policy also provides for reimbursement to the Corporation for any indemnification of officers or directors as authorized by the Certificate of Incorporation, any statute, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

    The consolidated financial statements of Washington National Corporation incorporated by reference in Washington National Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL OPINION

    The legality of the Common Stock has been passed upon by Thomas Pontarelli, 300 Tower Parkway, Lincolnshire, Illinois 60069.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFERING OF THOSE WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                                    CONTENTS

                                                    PAGE
                                                    -----

The Corporation................................           2

Use of Proceeds................................           2

Documents Incorporated
  by Reference.................................           2

Available Information..........................           2

Automatic Dividend Reinvestment
  and Stock Purchase Plan......................           3

Description of Capital Stock...................          12

Indemnification of Directors and Officers......          15

Experts........................................          16

Legal Opinion..................................          16

                                   WASHINGTON
                                    NATIONAL
                                  CORPORATION

                                  COMMON STOCK
                               ($5.00 PAR VALUE)

                                ---------------

                                   PROSPECTUS
                                ---------------

                               AUTOMATIC DIVIDEND
                                REINVESTMENT AND
                              STOCK PURCHASE PLAN

                             ---------------------

                                     [LOGO]

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Statement Fees.................................  $    409.48
Printing Costs (excluding Stock Certificates)...............     2,500.00
Accounting Fees and Expenses................................     2,500.00
Legal Fees and Expenses.....................................     1,000.00(estimated)
Miscellaneous...............................................     1,500.00
                                                              -----------
                                                              $  7,909.48
                                                              -----------
                                                              -----------

ITEM 15:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    WNC is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of WNC. The statute provides that indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Certificate of Incorporation of WNC provides, subject to certain procedures and limitations stated therein, that WNC shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of WNC. The indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

    WNC maintains an insurance policy under which its officers and directors are insured, within the limits and subject to the limitations of the policy, against any "loss" arising from any claim or claims made against them in their respective capacities of directors or officers. "Loss" is specifically defined to include compensatory damages, punitive damages, settlements and claim expenses and to exclude fines or penalties imposed by law, taxes, any obligation assumed by WNC as an insurer or reinsurer under any policy or contract, the return of premium or commissions, benefits under any employee benefit plan, contributions to an employee benefit plan and matters which are uninsurable under any applicable law. The policy also provides for reimbursement to WNC for any indemnification of officers or directors as authorized by the Certificate of Incorporation, any statute, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

ITEM 16:  EXHIBITS

    The Exhibits to this Registration Statement are listed in the Exhibit Index which follows the signature pages.

ITEM 17:  UNDERTAKINGS

    (A) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 of the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lincolnshire, State of Illinois, on the 15th day of September, 1995.

                                          WASHINGTON NATIONAL CORPORATION
                                                       (Registrant)

                                          By:         /s/ Robert W. Patin

                                             -----------------------------------
                                                       Robert W. Patin
                                                    CHAIRMAN OF THE BOARD
                                                 AND CHIEF EXECUTIVE OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

            NAME                          TITLE                      DATE
----------------------------  ------------------------------  ------------------

    * Frederick R. Blume
----------------------------             Director
     Frederick R. Blume

    * W. Francis Brennan
----------------------------             Director
     W. Francis Brennan

      * Elaine R. Bond
----------------------------             Director
       Elaine R. Bond

  * Ronald L. Bornhuetter
----------------------------             Director
   Ronald L. Bornhuetter

     /s/ Joan K. Cohen
----------------------------  Vice President, Controller and
       Joan K. Cohen             Chief Accounting Officer
                                                              September 15, 1995
       * Lee A. Ellis
----------------------------             Director
        Lee A. Ellis

      * John R. Haire
----------------------------             Director
       John R. Haire

   * Stanley P. Hutchison
----------------------------             Director
    Stanley P. Hutchison

  * George P. Kendall, Jr.
----------------------------             Director
   George P. Kendall, Jr.

 * Frank L. Klapperich, Jr.
----------------------------             Director
  Frank L. Klapperich, Jr.

            NAME                          TITLE                      DATE
----------------------------  ------------------------------  ------------------

     * Lee M. Mitchell
----------------------------             Director
      Lee M. Mitchell

     * Robert W. Patin            Chairman of the Board,
----------------------------  President and Chief Executive
      Robert W. Patin              Officer and Director
                                                              September 15, 1995
        * Rex Reade
----------------------------             Director
         Rex Reade

    /s/ Thomas C. Scott
----------------------------   Executive Vice President and
      Thomas C. Scott            Chief Financial Officer

   * By        /s/ Thomas
         Pontarelli
----------------------------
     Thomas Pontarelli
      ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBIT
 NUMBER                             DESCRIPTION                             PAGE
-------- -----------------------------------------------------------------  ----
     4.  Instruments Defining Rights of Securityholders...................
         The  Certificate of  Incorporation, as  amended May  28, 1987, is presented on pages 28 through 36  of WNC's annual report on  Form
           10-K  for  the  year ended  December  31, 1987,  and  is hereby
           Incorporated by reference. The Rights Agreement, dated December
           11, 1986, between WNC and rights agent. The First National Bank of Chicago, is presented on pages 7 through 57 of WNC's  report on Form 8-K dated December 23, 1986. The By-Laws, as amended on
           August  14, 1986, are presented on pages 42 through 47 of WNC's annual report  on Form  10-K for  the year  ended December  31,
           1986, and are hereby incorporated by reference.
     5.  Opinion re Legality..............................................
    23.1 Consent of Ernst & Young LLP.....................................
    23.2 Consent of Counsel...............................................
    24.  Power of Attorney................................................